NYSE Group Completes Acquisition of SIAC from Amex

New York, Nov. 1, 2006 - NYSE Group, Inc. (NYSE: NYX) today announced the closing of its $40 million agreement with the American Stock Exchange LLC (Amex®) for the NYSE to acquire the Amex’s one-third ownership stake in the Securities Industry Automation Corporation (SIAC) as announced on Oct. 25, 2006. NYSE Group now wholly owns SIAC, including Sector, Inc. and SFTI®.

“NYSE Group is pleased to close this transaction with the American Stock Exchange,” said NYSE Group President and co-COO Jerry Putnam, who is also SIAC Chairman and interim CEO. “For NYSE Group, full ownership of SIAC is consistent with our strategic business goals and greatly enhances our ability to serve our customers and investors worldwide.”

About SIAC
The Securities Industry Automation Corporation, known throughout the financial world as SIAC, is responsible for providing the highest quality, most reliable and cost-effective systems to support the current and future business needs of NYSE Group. SIAC’s work spans all aspects of technology - from research & development, to software development, programming, communications, operations and facilities management. SIAC plans, develops, implements and manages a variety of automated information-handling and communications systems. These systems support order processing, trading, market data reporting, trade comparison and surveillance.

Sector, Inc., a SIAC subsidiary, markets technological expertise and facilities to clients in the financial services and other industries. Sector offers a wide range of high value communications, networking and managed services, which include outsourcing, facilities management, e-solutions, enterprise services, network and data distribution services (for further information, see Sector's Web site at www.sectorinc.com

SFTI®, SIAC's Secure Financial Transaction Infrastructure®, was developed to help the financial services industry substantially improve the resilience of telecommunications connectivity. SFTI® will reduce the likelihood of a long-term outage, while making it faster and easier for firms to recover from service disruption. SFTI® provides remote access points and guarantees physically and geographically diverse routing. All of SFTI's equipment, connections, power supplies and network links are redundant.

About NYSE Group, Inc.
NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange (the “NYSE”) and NYSE Arca, Inc. (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange). NYSE Group is a leading provider of securities listing, trading and market data products and services. In the third quarter of 2006, on an average trading day, 2.2 billion shares, valued at $80.1 billion, were traded on the exchanges of the NYSE Group.

The NYSE is the world’s largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies’ common stock and other securities. On September 30, 2006 , the operating companies listed on the NYSE represented a total global market capitalization of $23.0 trillion.

NYSE Arca operates NYSE Arca, Inc., the first open, all-electronic stock exchange in the United States , and has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca, Inc. is also an exchange for trading equity options. NYSE Arca’s trading platforms provide customers with fast electronic execution and open, direct and anonymous market access.

NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

For more information on NYSE Group, go to: www.nyse.com. Information contained on our website does not constitute a part of the prospectus relating to the proposed offering.

Cautionary Note Regarding Forward-Looking Statements
Information set forth in this document contains forward-looking statements, which involve a number of risks and uncertainties. NYSE Group, Inc. (“NYSE Group”), Euronext N.V. (“Euronext”) and NYSE Euronext, Inc. (“NYSE Euronext”) caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving NYSE Group and Euronext, including estimated revenue and cost synergies, NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NYSE Group’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2005 which is available on NYSE Group’s website at http://www.nyse.com and the SEC’s website at SEC's Web site at www.sec.gov. and in Euronext’s filings with the Autoriteit Financiële Markten (Authority for the Financial Markets) in The Netherlands, including its annual report and registration document for 2005, which is available on Euronext’s website at http://www.euronext.com. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact: Eric Ryan
Phone: 212.656.2411
Email: eryan@nyse.com